Exhibit 99.1

For more information, contact:

John M. Matovina, Chief Executive Officer
(515) 457-1813, jmatovina@american-equity.com

Ted M. Johnson, Chief Financial Officer
(515) 457-1980, tjohnson@american-equity.com

FOR IMMEDIATE RELEASE	Debra J. Richardson, Chief Administrative Officer
October 21, 2013	(515) 273-3551, drichardson@american-equity.com

Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com
American Equity Announces Final Offer Consideration for Exchange Offers for 3.50% Convertible Senior Notes due 2015 and 5.25% Contingent Convertible Senior Notes Due 2029
WEST DES MOINES, IA - October 21, 2013 - American Equity Investment Life Holding Company (NYSE: AEL) (“American Equity” or the “Company”), a leading underwriter of index and fixed rate annuities, announced today the final Offer Consideration in its exchange offers to purchase for cash and newly issued shares of its common stock, any and all of its $200,000,000 principal amount of outstanding 3.50% Convertible Senior Notes due 2015 (the “2015 Notes”) and any and all of its $115,839,000 principal amount of outstanding 5.25% Contingent Convertible Senior Notes due 2029 (the “2029 Notes” and, with the 2015 Notes, the “Notes”). These exchange offers (each an “Exchange Offer” and, collectively, the “Exchange Offers”) are being made upon the terms and subject to the conditions set forth in the Company’s Prospectuses, dated October 17, 2013, and the related Letters of Transmittal. The Exchange Offers will expire at 12:00 midnight, New York City time, at the end of October 21, 2013, unless extended or earlier terminated by the Company (as such may be extended, the “Expiration Date”).
THE 2015 NOTES OFFER CONSIDERATION
The final 2015 Notes Offer Consideration offered per $1,000 principal amount of 2015 Notes accepted for exchange in the Exchange Offer is $1,750.52. The final 2015 Notes Offer Consideration was determined in accordance with the pricing formula described in the Prospectus and is equal to (i) $143.92 plus (ii) ninety-five percent (95%) of the product of the Average VWAP (as defined herein) multiplied by 80.9486 (the “2015 Notes Offer Consideration”). For purposes of the pricing formula, the Average VWAP is $20.8918.

The 2015 Notes Offer Consideration will be paid by delivery of (i) a cash payment of $1,150 per $1,000 principal amount of 2015 Notes accepted for exchange in the Exchange Offer relating to the 2015 Notes and (ii) 28.74 shares of the Company’s common stock, which is the number of shares equal to the quotient of the total value of the 2015 Notes Offer Consideration less the $1,150 cash payment, divided by the Average VWAP. Cash will be paid in lieu of fractional shares based upon the Average VWAP. In addition, holders whose 2015 Notes are accepted for exchange will also be entitled to receive a cash payment for accrued and unpaid interest on the 2015 Notes to, but excluding, the settlement date of such Exchange Offer.
THE 2029 NOTES OFFER CONSIDERATION
The final 2029 Notes Offer Consideration offered per $1,000 principal amount of 2029 Notes accepted for exchange in the Exchange Offer is $2,233.28. The final 2029 Notes Offer Consideration was determined in accordance with the pricing formula described in the Prospectus and is equal to (i) $159.38 plus (ii) ninety-five percent (95%) of the product of the Average VWAP multiplied by 104.4932 (the “2029 Notes Offer Consideration”). For purposes of the pricing formula, the Average VWAP is $20.8918.
The 2029 Notes Offer Consideration will be paid by delivery of (i) a cash payment of $1,500 per $1,000 principal amount of 2029 Notes accepted for exchange in the Exchange Offer relating to the 2029 Notes and (ii) 35.10 shares of the Company’s common stock, which is a number of shares equal to the quotient of the total value of the 2029 Notes Offer Consideration less the $1,500 cash payment, divided by the Average VWAP. Cash will be paid in lieu of fractional shares based upon the Average VWAP. In addition, holders whose 2029 Notes are accepted for exchange will also be entitled to receive a cash payment for accrued and unpaid interest on the 2029 Notes to, but excluding, the settlement date of such Exchange Offer.
The “Average VWAP” for both Exchange Offers means the sum of the Daily VWAPs (as defined below) for each day of the Averaging Period (as defined below), divided by 40. The “Averaging Period” means the period of 40 consecutive trading days beginning on the thirty-ninth trading day preceding the Expiration Date and ending on the Expiration Date. The “Daily VWAP” for any trading day means the per share volume-weighted average price of our common stock on the NYSE, calculated as described in the Prospectuses.

INFORMATION ON THE EXCHANGE OFFERS
    J.P. Morgan Securities LLC and Raymond James & Associates, Inc. are acting as dealer managers (the “Dealer Managers”) in connection with the Exchange Offers. Global Bondholder Services Corporation is acting as the exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) for the Exchange Offers. Questions regarding the Exchange Offers should be directed to J.P. Morgan Securities LLC at (800) 261-5767 and Raymond James & Associates, Inc. at (727) 567-2400. Requests for copies of the Prospectuses and the Letters of Transmittal may be directed to Global Bondholder Services Corporation by phone at (212) 430-3774 (for banks and brokers) and 866-924-2200 (for all other callers) or in writing at 65 Broadway, Suite 404, New York, New York 10006.
This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or an offer to sell or solicitation of an offer to sell any securities. The Company is making the Exchange Offers only by, and pursuant to, the terms and conditions of the Prospectuses, the Letters of Transmittal and the other materials related to the Exchange Offers. The Exchange Offers are subject to certain conditions, as more fully explained in the Prospectuses and the Letters of Transmittal, both of which were distributed to all applicable holders of the Notes. American Equity expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion. None of the Company, its management or board of directors, the Dealer Managers, the Exchange Agent or the Information Agent makes any recommendation to any holder of Notes as to whether tender any Notes in the applicable Exchange Offer.
The Exchange Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
Registration Statements on Form S-4, which include the applicable Prospectuses and the Letters of Transmittal, relating to the Exchange Offers and the securities offered thereby have been filed with the Securities and Exchange Commission. Holders of Notes are encouraged to read the Registration Statement relating to the applicable Exchange Offer, including the applicable Prospectus, and the exhibits to those filings, including the applicable Letter of Transmittal, carefully before making any decision with respect to the applicable Exchange Offer because they contain important information. The Registration Statements, Prospectuses, the Letters of Transmittal and other materials related to the Exchange Offers, including the Schedule TOs, can be obtained free of charge at www.sec.gov or from the Company at (515) 273-3602.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. Investors should consider statements that contain these words carefully because they describe the Company’s expectations, plans, strategies and goals and the Company’s beliefs concerning future business conditions, the Company’s results of operations, financial position, and the Company’s business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013, provides examples of risks, uncertainties and events that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect the Company’s results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by the Company or on the Company’s behalf.
ABOUT AMERICAN EQUITY
American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities. American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa.